                                                                 EXHIBIT (99)b


                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D. C. 20549
                                  ___________


                                   FORM 11-K

                                   _________


[X]   Annual report pursuant to Section 15(d) of the Securities
      Exchange Act of 1934

      For the fiscal year ended December 31, 1996

                                      OR

[ ] Transition report pursuant to Section 15(d) of the Securities Exchange Act of 1934

For the transition period from __________ to ____________

Commission file number 1-5152

      A. Full title of the plan and the address of the plan if different from that of the issuer named below:

                          UTAH POWER & LIGHT COMPANY
                   EMPLOYEE SAVINGS AND STOCK PURCHASE PLAN
                                 OF PACIFICORP

      B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

                                  PACIFICORP
                        700 N.E. MULTNOMAH, SUITE 1600
                         PORTLAND, OREGON  97232-4116

                             REQUIRED INFORMATION


                                                                      Page No.
                                                                      ________


1.    Independent Auditors' Report                                       3-4


2.    Statements of Net Assets Available for
        Benefits at December 31, 1996 and 1995                           5-6

3.    Statements of Changes in Net Assets
        Available for Benefits for the Years
        Ended December 31, 1996 and 1995                                 7-8

4.    Notes to Financial Statements                                      9-16

5.    Supplemental Schedules as of December 31, 1996
        and for the year then ended:
        Item 27a - Schedule of Assets Held for
         Investment Purposes                                               17
        Item 27d - Schedule of Reportable Transactions                     18

                                  * * * * * *

      The following supplemental schedules required to be included with financial statements in connection with Form 5500 filed with the Department of Labor are not included herein because of the absence of conditions under which they are required:

      Item 27b - Schedule of Loans or Fixed Income Obligations
      Item 27c - Schedule of Leases in Default or Classified as Uncollectible
      Item 27e and f - Schedule of Nonexempt Transactions

INDEPENDENT AUDITORS' REPORT
____________________________

Utah Power & Light Company
Employee Savings and Stock Purchase
Plan of PacifiCorp:

We have audited the accompanying statements of net assets available for benefits of the Utah Power & Light Company Employee Savings and Stock Purchase Plan of PacifiCorp (the Plan) as of December 31, 1996 and 1995, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the Plan at December 31, 1996 and 1995, and the changes in net assets available for benefits for the years then ended in conformity with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules, listed in the table of contents, are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental information by fund in the statements of net assets available for benefits and the statements of changes in net assets available for benefits is presented for the purpose of additional analysis rather than to present the net assets available for benefits and changes in the net assets available for benefits of the individual funds. The supplemental schedules and supplemental information by fund are the responsibility of the Plan's management.

Such supplemental schedules and supplemental information by fund have been subjected to the auditing procedures applied in our audits of the basic financial statements and, in our opinion, are fairly stated in all material respects when considered in relation to the basic financial statements taken as a whole.



DELOITTE & TOUCHE LLP
Salt Lake City, Utah
May 1, 1997

                                UTAH POWER & LIGHT COMPANY
                         EMPLOYEE SAVINGS AND STOCK PURCHASE PLAN
                                       OF PACIFICORP

                      STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                          (WITH SUPPLEMENTAL INFORMATION BY FUND)

                                     DECEMBER 31, 1996





                                                                              SUPPLEMENTAL INFORMATION BY FUND
                                                                _____________________________________________________________

ASSETS                                 TOTAL         BASIC         FUND I      FUND  II     FUND III     FUND IV      LOAN
______                             _____________  _____________ ____________  ___________  __________   _________  __________

INVESTMENTS (stated at fair values)
 (Notes 1, 2, and 3):
  PacifiCorp common stock......     $118,574,303   $108,243,782  $10,330,521  $         -  $        -  $        -  $        -
  Other........................       23,305,190              -            -   10,157,498   5,690,774   1,077,235   6,379,683
                                    ____________   ____________  ___________  ___________  __________  __________  __________
     Total Investments.........      141,879,493    108,243,782   10,330,521   10,157,498   5,690,774   1,077,235   6,379,683

RECEIVABLES -
  Contributions................            6,576          4,189        1,343          354         (88)        778           -
  Interest.....................            3,600          3,338          262            -           -           -           -
                                    ____________   ____________  ___________  ___________  __________  __________  __________
     Total Receivables                    10,176          7,527        1,605          354         (88)       778            -
CASH...........................               20             15            1            -           2          2            -
                                    ____________   ____________  ___________  ___________  __________  __________  __________
     Total Assets..............      141,889,689    108,251,324   10,332,127   10,157,852   5,690,688   1,078,015   6,379,683
                                    ____________   ____________  ___________  ___________  __________  __________  __________

LIABILITIES
___________

MANAGEMENT FEES PAYABLE........           23,066              -            -       20,854           -       2,212           -
                                    ____________   ____________  ___________  ___________  __________  __________  __________
     Total Liabilities.........           23,066              -            -       20,854           -       2,212           -
                                    ____________   ____________  ___________  ___________  __________  __________  __________
NET ASSETS AVAILABLE
FOR BENEFITS...................     $141,866,623   $108,251,324  $10,332,127  $10,136,998  $5,690,688  $1,075,803  $6,379,683
                                    ============   ============  ===========  ===========  ==========  ==========  ==========

                             See Notes to Financial Statements

                                UTAH POWER & LIGHT COMPANY
                         EMPLOYEE SAVINGS AND STOCK PURCHASE PLAN
                                       OF PACIFICORP

                      STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                          (WITH SUPPLEMENTAL INFORMATION BY FUND)

                                     DECEMBER 31, 1995



                                                                               SUPPLEMENTAL INFORMATION BY FUND
                                                                 ____________________________________________________________

ASSETS                                 TOTAL         BASIC          FUND I      FUND  II     FUND III    FUND IV      LOAN
______                             _____________  _____________  ____________  ___________  __________  _________  __________

INVESTMENTS (stated at fair values)
 (Notes 1, 2, and 3):
  PacifiCorp common stock......     $118,459,882   $107,484,255   $10,975,627   $        -  $        -   $      -  $        -
  Other........................       21,195,670              -             -    8,497,492   5,936,280    830,853   5,931,045
                                    ____________   ____________   ___________   __________  __________   ________  __________
     Total Investments.........      139,655,552    107,484,255    10,975,627    8,497,492   5,936,280    830,853   5,931,045

RECEIVABLES:
Contributions..................           32,614         17,738         1,552          740      12,172        412           -
Interest.......................            1,562          1,457           105            -           -          -           -
                                    ____________   ____________   ___________   __________  __________   ________  __________
     Total Receivables                    34,176         19,195         1,657          740      12,172        412           -
CASH...........................            2,142          2,001           142            -           -         (1)          -
                                    ____________   ____________   ___________   __________  __________   ________  __________
     Total Assets..............      139,691,870    107,505,451    10,977,426    8,498,232   5,948,452    831,264   5,931,045
                                    ____________   ____________   ___________   __________  __________   ________  __________

LIABILITIES
___________

MANAGEMENT FEES PAYABLE........           19,491              -             -       17,755           -      1,736           -
                                    ____________   ____________   ___________   __________  __________   ________  __________
     Total Liabilities.........           19,491              -             -       17,755           -      1,736           -
                                    ____________   ____________   ___________   __________  __________   ________  __________
NET ASSETS AVAILABLE
FOR BENEFITS...................     $139,672,379   $107,505,451   $10,977,426   $8,480,477  $5,948,452   $829,528  $5,931,045
                                    ============   ============   ===========   ==========  ==========   ========  ==========



                             See Notes to Financial Statements

                                UTAH POWER & LIGHT COMPANY
                         EMPLOYEE SAVINGS AND STOCK PURCHASE PLAN
                                       OF PACIFICORP

                 STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                          (WITH SUPPLEMENTAL INFORMATION BY FUND)

                           FOR THE YEAR ENDED DECEMBER 31, 1996


                                                                               SUPPLEMENTAL INFORMATION BY FUND
                                                                ____________________________________________________________

                                       TOTAL         BASIC          FUND I     FUND  II     FUND III    FUND IV      LOAN
                                   _____________  ____________  ____________  ___________  __________  _________  __________

ADDITIONS TO NET ASSETS
 ATTRIBUTED TO:
  Investment Income (Notes 2 and 3):
    Cash Dividends on common
     stock of PacifiCorp.......    $  6,122,015  $  5,571,894   $   550,121  $         -  $        -  $        -  $        -
    Interest and Other Income..         900,949        20,425           969            -     354,537           -     525,018
    Net Appreciation in Fair Value
     of Investments                  (1,954,846)   (3,542,138)     (335,561)   1,804,738           -     118,115           -
                                   ____________  ____________   ___________  ___________  __________  __________  __________
        Total Investment Income..     5,068,118     2,050,181       215,529    1,804,738     354,537     118,115     525,018
                                   ____________  ____________   ___________  ___________  __________  __________  __________

  Contributions (Note 1):
    Participating Employees....       6,031,486     4,266,637       636,228      681,324     269,437     177,860           -
    Company....................       3,626,642     3,626,642             -            -           -           -           -
                                   ____________  ____________   ___________  ___________  __________  __________  __________
        Total Contributions....       9,658,128     7,893,279       636,228      681,324     269,437     177,860           -
                                   ____________  ____________   ___________  ___________  __________  __________  __________
  Fund Transfers - Net.........               -             -      (282,084)     384,640    (130,586)     28,029           -
  Loans - Net (Notes 1 and 2)..               -       166,558       (11,758)     (48,210)    (32,125)    (12,190)    (62,274)
                                   ____________  ____________   ___________  ___________  __________  __________  __________
        Total Additions........      14,726,246    10,110,018       557,915    2,822,492     461,263     311,814     462,744
                                   ____________  ____________   ___________  ___________  __________  __________  __________

DEDUCTIONS FROM NET ASSETS
 ATTRIBUTED TO:
  Participant Withdrawals
   (Notes 2 and 4).............      12,064,460     9,061,166     1,201,293    1,051,644     693,499      56,858           -
  Transfer to PacifiCorp K Plus
   (Note 1)....................         381,094       302,979         1,921       36,088      25,528         472      14,106
  Administrative Expenses (Note 1)       86,448             -             -       78,239           -       8,209           -
                                   ____________  ____________   ___________  ___________  __________  __________  __________

        Total Deductions.......      12,532,002     9,364,145     1,203,214    1,165,971     719,027      65,539      14,106
                                   ____________  ____________   ___________  ___________  __________  __________  __________

NET INCREASE...................       2,194,244       745,873      (645,299)   1,656,521    (257,764)    246,275     448,638

NET ASSETS AVAILABLE FOR
 BENEFITS, JANUARY 1...........     139,672,379   107,505,451    10,977,426    8,480,477   5,948,452     829,528   5,931,045
                                   ____________  ____________   ___________  ___________  __________   _________  __________
NET ASSETS AVAILABLE FOR
 BENEFITS, DECEMBER 31.........    $141,866,623  $108,251,324   $10,332,127  $10,136,998  $5,690,688  $1,075,803  $6,379,683
                                   ============  ============   ===========   ==========  ==========  ==========  ==========

                             See Notes to Financial Statements

                                UTAH POWER & LIGHT COMPANY
                         EMPLOYEE SAVINGS AND STOCK PURCHASE PLAN
                                       OF PACIFICORP

                 STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                          (WITH SUPPLEMENTAL INFORMATION BY FUND)

                           FOR THE YEAR ENDED DECEMBER 31, 1995


                                                                               SUPPLEMENTAL INFORMATION BY FUND
                                                                 ____________________________________________________________

                                       TOTAL         BASIC          FUND I      FUND  II     FUND III    FUND IV      LOAN
                                   _____________  _____________  ____________  ___________  __________  _________  __________

ADDITIONS TO NET ASSETS
 ATTRIBUTED TO:
  Investment Income (Notes 2 and 3):
    Cash Dividends on common
     stock of PacifiCorp.......    $  5,818,887   $  5,273,370   $   545,517   $        -   $        -  $      -  $        -
    Interest and Other Income..         860,653         16,572         1,422            -      406,692         -     435,967
    Net Appreciation in Fair Value
     of Investments                  18,972,908     15,249,278     1,551,585    2,025,756            -   146,289           -
                                   ____________   ____________   ___________   __________   __________  ________  __________
        Total Investment Income..    25,652,448     20,539,220     2,098,524    2,025,756      406,692   146,289     435,967
                                   ____________   ____________   ___________   __________   __________  ________  __________

  Contributions (Note 1):
    Participating Employees....       6,202,388      4,351,128       721,726      646,027      306,879   176,628           -
    Company....................       3,698,459      3,698,459             -            -            -         -           -
                                   ____________   ____________   ___________   __________   __________  ________  __________
        Total Contributions....       9,900,847      8,049,587       721,726      646,027      306,879   176,628           -
                                   ____________   ____________   ___________   __________   __________  ________  __________
  Fund Transfers - Net.........               -              -       (26,730)       1,569       55,527   (30,366)          -
  Loans - Net (Notes 1 and 2)..               -       (198,592)     (156,700)    (124,749)     (48,454)   11,977     516,518
                                   ____________   ____________   ___________   __________   __________  ________  __________
        Total Additions........      35,553,295     28,390,215     2,636,820    2,548,603      720,644   304,528     952,485
                                   ____________   ____________   ___________   __________   __________  ________  __________

DEDUCTIONS FROM NET ASSETS
 ATTRIBUTED TO:
  Participant Withdrawals
   (Notes 2 and 4).............       7,120,378      5,959,644       620,466      278,974      243,625    17,669           -
  Transfer to PacifiCorp K Plus
   (Note 1)....................         509,394        443,726        19,433       22,449        1,392       478      21,916
  Administrative Expenses (Note 1)       71,004              -             -       64,981            -     6,023           -
                                   ____________   ____________   ___________   __________   __________  ________  __________

        Total Deductions.......       7,700,776      6,403,370       639,899      366,404      245,017    24,170      21,916
                                   ____________   ____________   ___________   __________   __________  ________  __________

NET INCREASE...................      27,852,519     21,986,845     1,996,921    2,182,199      475,627   280,358     930,569

NET ASSETS AVAILABLE FOR
 BENEFITS, JANUARY 1...........     111,819,860     85,518,606     8,980,505    6,298,278    5,472,825   549,170   5,000,476
                                   ____________   ____________   ___________   __________   __________  ________  __________
NET ASSETS AVAILABLE FOR
 BENEFITS, DECEMBER 31.........    $139,672,379   $107,505,451   $10,977,426   $8,480,477   $5,948,452  $829,528  $5,931,045
                                   ============   ============   ===========   ==========   ==========  ========  ==========


                            See Notes to Financial Statements

                          UTAH POWER & LIGHT COMPANY
                   EMPLOYEE SAVINGS AND STOCK PURCHASE PLAN
                                 OF PACIFICORP


                         NOTES TO FINANCIAL STATEMENTS



1.  DESCRIPTION OF THE PLAN

      General
      _______

      The Utah Power & Light Company Employee Savings and Stock Purchase Plan of PacifiCorp (the Plan) is a qualified defined contribution plan under
Section 401(k) of the Internal Revenue Code and is exempt from Federal income taxes. The employee's tax liability is deferred until the employee receives distributions from the Plan. This deferral applies to the income of the Plan, the contributions of PacifiCorp (the Company) and the before-tax contributions of the employee. The Plan complies with the requirements of the Employee Retirement Income Security Act of 1974, as amended.

      The Plan permits participants, at their election, to make supplemental, tax-deferred contributions to one or more of the separate investment funds as permitted by Section 401(k) of the Internal Revenue Code. Each participant's annual combined tax-deferred contributions to the Plan may not exceed $9,500 for 1996 and $9,240 for 1995, as permitted by the Internal Revenue Service regulations. The Plan also permits participants to borrow from their before-tax employee contribution accounts and the Company matching portion of the participant's before-tax accounts. The Plan Committee approves all loans and determines related interest rates. Payroll deductions are required to repay the loans which must be repaid within five years, except in the case of loans used to acquire or construct a principal residence, which loans may be repaid over a period not to exceed twenty years. Loans must be repaid in full at the time of retirement or termination.

      The Plan has received determination letters from the Internal Revenue Service stating the Plan is a qualified employee benefit plan. The date of the most recent of such letters is February 25, 1994.

      The cost of administration of the Plan is paid by both the Plan and the Company.


      Eligibility
      ___________

      All bargaining unit Company employees represented by IBEW Local 57 who complete one year of service (defined as a 12-month period within which an employee has completed not less than 1,000 hours of service) may participate in the Plan. For employees who are transferred to IBEW Local 57, prior service with PacifiCorp or any other PacifiCorp division, subsidiary, or affiliate shall be included for determining eligibility for participation. As of December 31, 1996 and 1995, there were 2,120 and 2,252 employees and 403 and 425 former employees participating in the Plan for a total of 2,523 and 2,677, respectively.

      Utah Power bargaining unit employees who transfer from IBEW Local 57 to other PacifiCorp bargaining units or non-bargaining unit positions will have their accounts in the Plan transferred to the PacifiCorp K Plus Employee Savings and Stock Ownership Plan (the PacifiCorp K Plus Plan). During the years ended December 31, 1996 and 1995 there were 10 and 14 employees respectively who transferred to the PacifiCorp K Plus Plan.


      Fund Participation
      __________________

      The number of participants in each fund at December 31, 1996 was as follows:

      Basic Fund                                      2,523
      Supplemental:
        Fund I   - Company Stock Fund                   593
        Fund II  - Equity Investment Fund               557
        Fund III - Stable Asset Fund                    331
        Fund IV - Balanced Fund                         207
        Loan Fund                                       819

      Employees may participate in one or more Supplemental funds in addition to the Basic Fund.

      Investment Policy
      _________________

      Under provisions of the Plan, the Basic Fund and Fund I are invested in common stock of PacifiCorp, Fund II is invested in the Columbia Trust Company Domestic Common Stock Investment Fund, Fund III is invested in stable asset investment contracts, Fund IV is invested in the Columbia Trust Company Domestic Balanced Investment Fund, and the Loan Fund is invested in loans to participants.

      Funding
      _______

      The source of funding for the basic portion of the Plan is employee contributions from 1% to 6% of employees' regular earnings and the Company matching contributions which are equal to 85% of employee contributions.

      The source of funding for the supplemental portion of the Plan is additional employee contributions from 1% to 10% of employees' regular earnings.

      The Company collects all employee contributions and transmits them, together with the Company contributions, to the Trustee. All such contributions and all other cash and stock received under the Plan by the Trustee are held in the trust for the exclusive benefit of the Plan participants.


      Vesting
      _______

      All contributions and earnings vest immediately.

      Termination Priorities
      ______________________

      On July 1, 1997, the Plan will be merged into the PacifiCorp K Plus Plan. The trust shall continue until all of the assets in the trust have been transferred to the trust of the K Plus Plan. No part of the vested trust assets is to revert to or be recovered by the Company or be used for, or diverted to, any purpose other than for the exclusive benefit of participants and their beneficiaries.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Basis of Presentation
      _____________________

      The Plan financial statements are prepared in accordance with generally accepted accounting principles. The accounting practices and policies are consistent with those prescribed or permitted by the Department of Labor.

      Investments
      ___________

      The investment in the Company's common stock (Basic and Fund I) is stated at fair value based on published market quotations at year end. Dividends from the common stock are accrued on the date the shares trade without dividend rights.

      The investment in Fund II is stated at fair value based on the number of units of the Columbia Trust Company Domestic Common Stock Investment Fund held by the Plan and the fair value of such units at year end. The unit value is adjusted to reflect the value of dividends received on shares of stock held by the fund.

      The investment in Fund III is placed in stable asset investment contracts and is stated at cost which approximates fair value.

      The investment in Fund IV is comprised of common stocks, bonds, and money market investments, and is stated at fair value based on the number of units of the Columbia Trust Company Domestic Balanced Investment Fund held by the Plan and the fair value of such units at year end. The unit value is adjusted to reflect the value of dividends received on shares of stock held by the fund.

      The investment in loans to participants (Loan Fund) is stated at the uncollected principal balances of the loans which approximates fair value.

      Changes in fair value of investments during each year are shown as net appreciation or (depreciation) in fair value of investments in the statements of changes in net assets available for benefits. Investment transactions are recorded on a trade date basis.

      Generally accepted accounting principles provide that liabilities for amounts payable to participants who have elected to withdraw from the Plan should not be recorded until paid. Accordingly, the liability due to participating employees who have elected to withdraw are not accrued (see
Note 4).

      Plan Withdrawals
      ________________

      Participants' withdrawals from Basic and Fund I are distributed in shares of the Company's common stock and are stated at the carrying value of the stock, which approximates the fair value, as of the most recent quarter end.


      Participants' Accounts
      ______________________

      Investments in the Company's common stock were allocated to participants' accounts based upon original cost. Net appreciation (depreciation) in fair value of all funds is allocated to participants' accounts quarterly.

3.    INVESTMENTS

      Information with respect to the Plants investments at December 31, 1996 and 1995 are as follows:

                                          Number of             Fair
Investments                            Shares/Units             Value
___________                            ____________             _____

1996
____

PacifiCorp common stock                   5,784,112        $ 118,574,303
                                                           _____________

Other:
   Columbia Trust Company
    Common Stock Investment
    Fund                                    732,899           10,157,498

   U. S. Trust Company
    Capital Preservation
    Fund                                    583,273              547,000

   Wells Fargo Bank
    Stable Assets Fund
    for EBT Retirement Plans              1,659,332            1,659,332


   Wells Fargo Bank                       3,484,442            3,484,442
    Secured Market Deposit Account

   Columbia Trust Company
    Balanced Investment Fund                117,951            1,077,235

   Loans to participants and
   related interest, fixed
   interest rates at prime
   plus 1% ranging from 7.0%
   to 12.5% with maturity
   dates up to 20 years,
   collateralized by participants'
   account balances                       6,379,683            6,379,683
                                                           _____________

           Total Other                                        23,305,190
                                                           _____________

                   TOTAL                                   $ 141,879,493
                                                           =============

                                          Number of             Fair
Investments                            Shares/Units             Value
___________                            ____________             _____


1995
____

PacifiCorp common stock                   5,607,568         $118,459,882
                                                            ____________


Other:
   Columbia Trust Company
    Common Stock Investment
    Fund                                    751,211            8,497,492

   Provident Life Insurance
    Company Guaranteed
    Investment Contract                   1,633,504            1,633,504

   Allstate Life Insurance
    Company Guaranteed
    Investment Contract                   1,934,990            1,934,990

   Metropolitan Insurance
    Company Guaranteed
    Investment Contract                   1,636,875            1,636,875

   U. S. Trust Company
    Capital Preservation
    Fund                                    730,911              730,911

   Columbia Trust Company
    Balanced Investment Fund                102,991              830,853

   Loans to participants and
   related interest, fixed
   interest rates at prime
   plus 1% ranging from 7.0%
   to 12.5% with maturity
   dates up to 20 years,
   collateralized by participants'
   account balances                       5,931,045            5,931,045
                                                            ____________

           Total Other                                        21,195,670
                                                            ____________

                   TOTAL                                    $139,655,552
                                                            ============

During the year ended December 31, 1996 and 1995, the Plan's investments (including investments bought, sold, and held during the year) appreciated (depreciated) in value as follows:

                                            1996              1995
                                            ____              ____
Investments
___________

  PacifiCorp common stock              $ (3,877,699)     $ 16,800,863
  Columbia Trust Company:
    Common Stock Investment Fund          1,804,738         2,025,756
    Balanced Investment Fund                118,115           146,289
                                       ____________      ____________
  Net appreciation (depreciation)
    in fair value                      $ (1,954,846)     $ 18,972,908
                                       ============      ============


4.    WITHDRAWALS

In accordance with generally accepted accounting principles, the liability due to participating employees who have elected to withdraw from the Plan was not accrued on the Plan's statement of net assets available for benefits at December 31, 1996 and 1995. Participant withdrawals included in the 1996 and 1995 financial statements differ from total participant withdrawals shown on the Form 5500 for 1996 and 1995 reported to the Department of Labor as follows:

                                     Total         Basic       Fund I     Fund II     Fund III    Fund IV
                                     _____         _____       ______     _______     ________    _______


   1996
   ____

   Participants withdrawals
    shown on the 1996 statement
    of changes in net assets
    available for benefits       $12,064,460    $9,061,166  $1,201,293  $1,051,644    $693,499    $56,858
    Less: Liability due to
    participating employees
    at December 31, 1995          (2,179,059)   (1,652,077)   (190,078)   (191,468)   (140,424)    (5,012)
   Liability due to participating
    employees at December 31,
    1996                           1,390,059     1,002,728     170,523      81,226      40,950     94,632
                                 ___________    __________  __________  __________    ________   ________

   Total participant withdrawals
    shown on the Form 5500       $11,275,460    $8,411,817  $1,181,738  $  941,402    $594,025   $146,478
                                 ===========    ==========  ==========  ==========    ========   ========


                                     Total         Basic       Fund I     Fund II     Fund III    Fund IV
                                     _____         _____       ______     _______     ________    _______
   1995
   ____

   Participants withdrawals
    shown on the 1995 statement
    of changes in net assets
    available for benefits         $7,120,378   $5,959,644    $620,466    $278,974    $243,625    $17,669
   Less: Liability due to
    participating employees
    at December 31, 1994             (258,359)    (214,891)    (18,514)     (3,446)    (21,508)         -
   Liability due to participating
    employees at December 31,
    1995                            2,179,059    1,652,077     190,078     191,468     140,424      5,012
                                   __________   __________    ________    ________    ________    _______

   Total participant withdrawals
    shown on the Form 5500         $9,041,078   $7,396,830    $792,030    $466,996   $ 362,541    $22,681
                                   ==========   ==========    ========    ========   =========    =======

                                 UTAH POWER & LIGHT
                      EMPLOYEE SAVINGS AND STOCK PURCHASE PLAN
                                    OF PACIFICORP

                                SUPPLEMENTAL SCHEDULE
             ITEM 27A - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                                  DECEMBER 31, 1996

                                        Number of       Historical         Current
                                           Units/          Cost of           Value
Description                                Shares            Asset        of Asset
___________                             _________       __________        ________


PacifiCorp (Party in interest)
  common stock                          5,784,112    $ 107,449,556   $ 118,574,303
                                                     _____________    ____________

Other:
  Columbia Trust Company Common
  Stock Investment Fund                   732,899        8,727,261      10,157,498

  U. S. Trust Company
  Capital Preservation
  Fund                                    547,000          547,000         547,000

  Wells Fargo Bank
  Stable Assets Fund
  for EBT Retirement Plans              1,659,332        1,659,332       1,659,332

  Wells Fargo Bank
  Secured Market Deposit Account        3,484,442        3,484,442       3,484,442


  Columbia Trust Company
  Balanced Investment Fund                117,951          981,359       1,077,235

  Loans to participants and
  related interest, fixed
  interest rates at prime plus
  1% ranging from 7.0% to 12.5%
  with maturity dates up to 20
  years, collateralized by
  participants' account balances        6,379,683        6,379,683       6,379,683
                                                      ____________    ____________

         Total Other                                    21,779,077      23,305,190
                                                      ____________    ____________

              TOTAL                                   $129,228,633    $141,879,493
                                                      ============    ============

                             UTAH POWER & LIGHT COMPANY
                      EMPLOYEE SAVINGS AND STOCK PURCHASE PLAN
                                    OF PACIFICORP

                                SUPPLEMENTAL SCHEDULE
                   ITEM 27D - SCHEDULE OF REPORTABLE TRANSACTIONS
                        FOR THE YEAR ENDED DECEMBER 31, 1996


SERIES REPORTABLE TRANSACTIONS
______________________________


                                                                                              Current
                                                                                              Value of
                                                                    Expenses                  Asset on
Asset            Number of      Number of    Purchase    Selling   Incurred with   Cost of    Sales or      Gain or
Description     Transactions   Units/Shares    Price      Price    Transactions     Asset   Transfer Date   (Loss)
                ____________   ____________  ________    _______   _____________   _______  _____________   _______

PacifiCorp
(Party in interest)
common stock:

Purchases             81          797,936   $16,739,438    N/A         N/A           N/A         N/A          N/A
Distributions to

Participants          28          644,808       N/A     $8,273,539     N/A       $8,273,539   $8,273,539      NONE


SINGLE REPORTABLE TRANSACTION
_____________________________


                                                                                              Current
                                                                                              Value of
                                                                    Expenses                  Asset on
Asset            Number of      Number of    Purchase    Selling   Incurred with   Cost of    Sales or      Gain or
Description     Transactions   Units/Shares    Price      Price    Transactions     Asset   Transfer Date   (Loss)
                ____________   ____________  ________    _______   _____________   _______  _____________   _______

Columbia Trust
Common Stock
Fund:
Purchases
                       1          742,959    $8,797,717    N/A         N/A           N/A         N/A          N/A

Sales                  1          749,636       N/A     $8,797,717     N/A       $3,641,350   $8,797,717  $5,156,367

                                   SIGNATURE


The Plan.  Pursuant to the requirements of the Securities Exchange Act of
________
1934, the Employee Savings and Stock Purchase Plan Committee, which administers the Plan, has duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.


(REGISTRANT)                 UTAH POWER & LIGHT COMPANY
                      EMPLOYEE SAVINGS AND STOCK PURCHASE PLAN
                                    OF PACIFICORP







BY (SIGNATURE)        /s/ H. Arnold Wagner

(NAME AND TITLE)      H. ARNOLD WAGNER
                      Plan Committee Member


DATE                  June 9, 1997